Exhibit 99.1

Appendix 4C

Quarter Ended 30 June 2015

San Diego, California and Sydney, Australia (Friday, 31 July 2015, AEST) — REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to provide the attached Appendix 4C Quarterly Report for the quarter ended 30 June 2015. The Appendix 4C is unaudited.

Second Quarter Highlights

During the second quarter of 2015, the Company’s operating activities focused on the clinical study of its FantomTM scaffold, a next generation drug-eluting bioresorbable coronary scaffold. After initiating the study in March 2015, the Company is currently enrolling up to 110 patients at multiple clinical sites in eight countries outside the United States. Data from these patients will be gathered and assessed during the first half of 2016 and is planned to be used in a CE Mark application by mid-2016. If approved, the CE Mark would allow REVA to sell in Europe and other countries that recognize the CE Mark. Fantom utilizes REVA’s advanced proprietary polymer that allows for thinner strut thickness and enhanced deliverability, while offering its unique property of being visible under x-ray.

During May 2015 at a major industry conference held annually in Paris, the Company presented preliminary results from the initial patients implanted with Fantom in December 2014. These results showed effective acute performance (delivery and deployment) and, for the patients that had undergone the four-month follow-up visit, positive results at four months.

In conjunction with supporting the clinical enrollments during the quarter, the Company’s technical team put significant effort into preparing the polymer and certain other scaffold components to support the scale-up of manufacturing that will occur from now until commercialization.

As a result of the progress in clinical enrollments and the resulting technical personnel availability, the Company has begun evaluation of additional product opportunities within its intellectual property portfolio. If viable opportunities are identified, an assessment of development approaches and resource needs will be made before progressing with product development.

Also during the second quarter of 2015, the Company announced the initiation of a Chief Executive Officer search to locate and engage a leader who will direct the Company as it continues clinical studies and prepares for regulatory approval and commercial operations. The search is ongoing.

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111  •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)   •   www.revamedical.com

AUSTRALIAN OFFICE:  Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

Appendix 4C

As of 30 June 2015, the Company’s cash balance was US$15,881,000 and its interest-bearing investments were US$995,000 for a total of US$16,876,000. The current quarter end cash balance reflects a decrease of US$4,702,000 from the 31 March 2015 quarter end balance of US$20,583,000, primarily as a result of expenditures related to normal operating activities and capital equipment purchases of US$226,000.

The Company plans to file its Form 10-Q Quarterly Report (the “Quarterly Report”) with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or about 11 August 2015. The Quarterly Report provides financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations, for the quarter ended 30 June 2015.

About REVA

REVA is a development stage medical device company located in San Diego, California, USA, that is focused on the development, testing, and eventual commercialization of its proprietary bioresorbable stents, which are called “scaffolds” because of their temporary nature. The Company’s scaffolds are currently in clinical studies and have been developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company’s initial intended commercial product, the FantomTM scaffold, has been designed to offer an ideal balance of thinness and strength, and distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations. REVA will require successful clinical trial results and regulatory approval before it can commercialize Fantom or any other products.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain regulatory approvals, timely and successfully complete our clinical trials, protect our intellectual property position, commercialize our products if and when approved, develop and commercialize new products, recruit and retain our key personnel, and estimates regarding our capital requirements and financial performance. You should not place undue reliance on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on March 30, 2015, and as may be updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Communications	+61 2 9229 2700	+61 3 9866 4722
+1 858-966-3045		Annabel Murphy
+61 2 9237 2800

2

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

 Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00  Amended 30/09/01, 24/10/05, 17/12/10

Name of entity
REVA Medical, Inc.

ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	30 June 2015

Consolidated statement of cash flows

Cash flows related to operating activities		Current Quarter (Q2) $’000 USD	Year to date (6 months) $’000 USD
1.1	Receipts from customers	0	0

1.2	Payments for (a) staff costs	(1,723)	(4,173)
	(b) advertising and marketing	0	0
	(c) research and development	(2,218)	(4,087)
	(d) leased assets	0	0
	(e) other working capital	(536)	(1,180)
1.3	Dividends received	0	0
1.4	Interest and other items of a similar nature received	1	3
1.5	Interest and other costs of finance paid	0	0
1.6	Income taxes paid	0	0
1.7	Other (provide details if material)	0	0
	Net operating cash flows	(4,476)	(9,437)

+ See chapter 19 for defined terms.

		Current Quarter	Year to date
		(Q2)	(6 months)
		$’000 USD	$’000 USD
1.8	Net operating cash flows (carried forward)	(4,476)	(9,437)

	Cash flows related to investing activities
1.9	Payment for acquisition of:
	(a) businesses (item 5)	0	0
	(b) equity investments	0	0
	(c) intellectual property	0	0
	(d) physical non-current assets	(226)	(508)
	(e) other non-current assets	0	0
1.10	Proceeds from disposal of:
	(a) businesses (item 5)	0	0
	(b) equity investments	0	0
	(c) intellectual property	0	0
	(d) physical non-current assets	0	0
	(e) other non-current assets	0	0
1.11	Loans to other entities	0	0
1.12	Loans repaid by other entities	0	0
1.13	Other	0	0
	Net investing cash flows	(226)	(508)
1.14	Total operating and investing cash flows	(4,702)	(9,945)

	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	0	62
1.16	Proceeds from sale of forfeited shares	0	0
1.17	Proceeds from borrowings	0	0
1.18	Repayment of borrowings	0	0
1.19	Dividends paid	0	0
1.20	Other (costs of financing transaction)	0	(50)
	Net financing cash flows	0	12

	Net increase (decrease) in cash held	(4,702)	(9,933)

1.21	Cash at beginning of quarter/year to date	20,583	25,814
1.22	Exchange rate adjustments to item 1.20	0	0
1.23	Cash at end of quarter	15,881	15,881

+ See chapter 19 for defined terms.

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

			Current Quarter (Q2) $’000 USD
1.24	Aggregate amount of payments to the parties included in item 1.2		163
1.25	Aggregate amount of loans to the parties included in item 1.11		0

1.26	Explanation necessary for an understanding of the transactions
	Australian Director fees (2 non-executive directors)	20
	U.S Director fees (3 non-executive directors)	39
	U.S. Director salary (1 executive director)	104

Non-cash financing and investing activities

2.1                               Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

N/A

2.2                               Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

N/A

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $’000 USD	Amount used $’000 USD
3.1	Loan facilities	0	0
3.2	Credit standby arrangements	0	0

+ See chapter 19 for defined terms.

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current Quarter (Q2) $’000 USD	Previous Quarter (Q1) $’000 USD
4.1	Cash on hand and at bank	17	15
4.2	Deposits at call (including time deposits)	15,864	20,568
4.3	Bank overdraft	0	0
4.4	Other (provide details)	0	0
	Total: cash at end of quarter (item 1.23)	15,881	20,583

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	N/A	N/A
5.2	Place of incorporation or registration
5.3	Consideration for acquisition or disposal
5.4	Total net assets
5.5	Nature of business

Compliance statement

1                     This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2                     This statement does give a true and fair view of the matters disclosed.

Sign here:	/s/ Katrina L. Thompson	Date: 31 July 2015
(Chief Financial Officer/Company Secretary)

Print name: Katrina L. Thompson

+ See chapter 19 for defined terms.

Notes

1.                                     The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position.  An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.                                     The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.                                     Accounting Standards.  ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities.  If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.